                                                                    EXHIBIT 99.1

NEWS RELEASE
COMPUWARE CORPORATION

Corporate Headquarters                                          (COMPUWARE LOGO)
One Campus Martius - Detroit, MICHIGAN 48226
313-227-7300

FOR IMMEDIATE RELEASE

AUGUST 22, 2006

            COMPUWARE ANNOUNCES $300 MILLION STOCK REPURCHASE PROGRAM

 COMPANY'S FUNDAMENTAL STRENGTH AND PROMISING FUTURE PROSPECTS PROVIDE CATALYSTS
                               FOR BUYBACK PROGRAM

DETROIT--August 22, 2006--Compuware Corporation (Nasdaq: CPWR) today announced that the company's Board of Directors has authorized the repurchase of an additional $300 million of the company's common stock. The company will purchase Compuware stock on the open market from time-to-time based upon market and business conditions. Upon completion of this program, the Board of Directors will evaluate the possibility of future authorizations.

"Today's announcement is a clear indication of the confidence that I and the rest of Compuware's management team and the Board of Directors have in the fundamental strength and future prospects of this company, and at this point in time we are convinced that repurchasing our stock is both a prudent and responsible use of our resources," said Compuware Chairman and CEO Peter Karmanos, Jr.

COMPUWARE CORPORATION

Compuware Corporation (NASDAQ: CPWR) maximizes the value IT brings to the business by helping CIOs more effectively manage the business of IT. Compuware solutions accelerate the development, improve the quality and enhance the performance of critical business systems while enabling CIOs to align and govern the entire IT portfolio, increasing efficiency, cost control and employee productivity throughout the IT organization. Founded in 1973, Compuware serves the world's leading IT organizations, including more than 90 percent of the Fortune 100 companies. Learn more about Compuware at http://www.compuware.com.

                                      ###

PRESS CONTACT

Lisa Elkin, Vice President, Corporate Communications and Investor Relations, 313-227-7345

Certain statements in this press release and announcement may constitute forward-looking statements. These forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause such forward-looking statements not to be realized and that could cause actual results to differ materially from Compuware's expectations in these statements. For more information about other risks that could affect the forward-looking statements herein, please see Compuware's most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings made with the Securities and Exchange Commission. Compuware expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.